Exhibit 8

ALSTON&BIRD LLP

601 Pennsylvania Avenue, N.W.

North Building, 10th Floor

Washington, DC 20004-2601

202-756-3300

Fax: 202-756-3333

www.alston.com

February 6, 2006

HomeBanc Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Re:	10% Series A Preferred Stock

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement dated February 2, 2006 (the “Prospectus Supplement”) to the registration statement on Form S-3 that became effective on September 26, 2005 (the “Effective Date”) (the “Registration Statement”) under the Securities Act of 1933, as amended, by HomeBanc Corp., a Georgia corporation (the “Company”), HomeBanc Mortgage Corporation, a Georgia corporation and wholly owned subsidiary of the Company (“HBMC”), HMB Capital Trust II, a Delaware statutory business trust (“HMB Trust II”) and HMB Capital Trust III, a Delaware statutory business trust (“HMB Trust III” and, together with HMB Trust II, the “HMB Trusts”). The Registration Statement covers the offering from time to time, together or separately and in one or more series, of the following securities:

(A)	of the Company:

(i)	common stock;

(ii)	preferred stock;

(iii)	depositary shares;

(iv)	warrants;

(v)	stock purchase contracts;

(vi)	senior debt securities;

(vii)	subordinated debt securities;

(viii)	guarantees of senior and subordinated debt securities; and

(ix)	guarantees of the preferred capital securities of the HMB Trusts (collectively the “Company Securities”);

One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 404-881-7000 Fax: 404-881-7777	Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260

HomeBanc Corp.

February 6, 2006

(B)	of HBMC:

(i)	senior debt securities;

(ii)	subordinated debt securities;

(iii)	guarantees of senior and subordinated debt securities; and

(iv)	guarantees of the preferred capital securities of the HMB Trusts (the “HBMC Securities”, and collectively with the Company Securities, the “Securities”);

(C)	of HMB Trust II: preferred capital securities, as guaranteed by the Company or HBMC; and

(D)	of HMB Trust III: preferred capital securities, as guaranteed by the Company or HBMC.

The Prospectus Supplement describes the current offering of 10% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”).

You have requested that we render an opinion with respect to (i) the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the accuracy of the discussion of US federal income tax considerations contained under the headings “Certain U.S. Federal income tax considerations” in the Prospectus Supplement and “Federal income tax consequences” in the base prospectus included in the Registration Statement at the Effective Date (the “Base Prospectus”).

In connection with this opinion, we have examined the Prospectus Supplement, the Registration Statement, the Company’s Articles of Incorporation and Bylaws, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, an officer of the Company has provided us with a certificate containing factual representations and covenants relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds direct or indirect interests (the “Officer’s Certificate”). With your permission, we are relying upon the correctness of the factual representations and covenants in the Officer’s Certificate. For purposes of our opinion, we have not made an independent investigation of the facts and have, consequently, assumed and relied on the representations that the information presented in the Officer’s Certificate, the Registration Statement, and other documents accurately and completely describe all material facts relevant to our opinion. We have assumed that such representations are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.

HomeBanc Corp.

February 6, 2006

In connection with the opinions rendered below, we have assumed, with your consent, that:

1. During its taxable years ending December 31, 2004 and December 31, 2005, the Company operated, and in future taxable years the Company will operate, in a manner that will make the representations and covenants contained in the Officer’s Certificate true for such years;

2. The Company will not make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a REIT for any taxable year; and

3. No action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that;

(i) Commencing with its short taxable year ending December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification of the Company as a REIT under sections 856 through 860 of the Code, and its current and proposed method of operation of the Company will enable the Company to continue to meet the requirements for taxation as a REIT under the Code.

(ii) The statements in the Prospectus Supplement under the caption “Certain U.S. Federal income tax considerations” and in the Base Prospectus under the caption “Federal income tax consequences,” to the extent that they describe matters of law or legal conclusions, fairly summarize the matters described therein in all material respects.

The Company’s qualification as a REIT depends on the Company’s ongoing satisfaction of the various requirements under the Code and described in the Registration Statement under the caption “Federal Income Tax Consequences” relating to, among other things, the nature of the Company’s gross income, the composition of the Company’s assets, the level of distributions to the Company’s shareholders, and the diversity of the Company’s ownership. We make no undertaking to review the Company’s compliance with these requirements on a continuing basis, and no assurances can be given that the Company will satisfy these requirements.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or

HomeBanc Corp.

February 6, 2006

the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

The opinions expressed herein are given as of the date hereof and are based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the US federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

No opinion other than that expressly contained herein may be inferred or implied. We have no obligation to update this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statements and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statements. Furthermore, we hereby consent to the description and summarization of the tax consequences in the Registration Statements under the caption “Federal income tax consequences.” In giving this consent, we do not thereby admit that we are an “expert” within the meaning of Section 7 of the Securities Act of 1933, as amended.

Very truly yours

ALSTON & BIRD, LLP

By:	/s/ James E. Croker, Jr.
James E. Croker, Jr., Partner